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                                                                  EXHIBIT 10.29


                            SECURED PROMISSORY NOTE
                          TO GENESEE PROPERTIES, INC.
                                October 31, 1994
                             San Diego, California


Name of Borrower:       ALANEX CORPORATION
Maximum Disbursements:  $1,476,640
Interest Rate:          11.0 PERCENT PER ANNUM
Maturity Date:          MAY 1, 2002


1. FOR VALUE RECEIVED, the undersigned, Alanex Corporation, a California corporation ("Borrower"), promises to pay to the order of Genesee Properties, Inc., a Wyoming corporation ("Holder"), located at 3550 General Atomics Court, Room 01-141, San Diego, California 92121, amounts of principal equal to the total aggregate amounts to be disbursed by Holder to General Atomics on behalf of Borrower for the leasehold improvements to be made by General Atomics to the Alanex "ADDED" space as that term is defined in the Sublease By and Between General Atomics and Alanex Corporation dated July 1, 1994 (the "Sublease") plus the accrued interest for the period March 1, 1995 until May 1, 1995, as described in paragraph 2 (this principal and interest to be collectively referred to as the "Debt".) Borrower may, at its election, prior to May 1, 1995 pay the accrued interest for the period March 1, 1995 to May 1, 1995. Effective May 1, 1995 interest will accrue on the unpaid balance of the Debt at the rate of 11.0 percent per annum (computed on the basis of a 360 day year). Repayment of the Debt will be made in eighty-four (84) equal payments of principal and interest with the first payment due on June 1, 1995 and subsequent payments being due on the first day of each month thereafter. The amount of the monthly payments shall be determined by computing the amount necessary to fully amortize the Debt as of May 1, 1995 over eight four (84) months with equal payments of principal and interest. All unpaid Debt and interest outstanding on May 1, 2002 shall be due and payable on that date.

2. The maximum total aggregate amount to be disbursed by Holder to General Atomics pursuant to this Note shall be limited to One Million Four Hundred and Seventy Six Thousand Six Hundred and Forty Dollars ($1,476,640.) The accrued interest portion of the Debt, as described in paragraph 1, shall be determined by calculating the finance costs from March 1, 1995 until May 1, 1995 based on the total aggregate amounts disbursed by Holder to General Atomics with interest at the rate of 11% per annum (computed on the basis of a 360 day year) for the period March 1, 1995 until May 1, 1995.

3. To secure payment of this Note the undersigned hereby pledges to the Holder as collateral all rights it now has or may have in the Sublease and any subsequent amendments including any future amendments. At the request of Holder, Borrower will join with Holder in executing one or more Financing Statements recording the Holder's security interest in the Sublease.

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4.      In case of default in payment of this Note or a default in the Sublease that is not cured within ten (10) days of written notice and in addition to all other rights Holder may have under this Note, Borrower, upon written demand by Holder, shall abandon all rights it has in the Sublease in favor of the Holder, and the Holder shall acquire all rights which were previously accorded Borrower under the terms of the Sublease. Notwithstanding any action taken by Holder in the event of default under this Note or the Sublease, Borrower shall continue to be obligated to General Atomics under the terms of the Sublease.

5. Each payment shall be credited first to the interest then due and the remainder shall be credited to Debt. Interest shall thereupon cease to accrue upon the Debt so credited.

6. If Borrower fails to make any payment of Debt or interest when due, or is in default to General Atomics under the terms of the Sublease, or the Sublease is terminated for any reason the whole sum of the Debt then unpaid, together with accrued interest thereon, shall become immediately due and payable at the option of the Holder of this Note, without notice.

7. Acceptance by the Holder of any installment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid or constitute a waiver of any other rights of the Holder under this Note.

8. Borrower reserves the right at any time to pay all of the installments remaining due on this Note with interest to the time of payment, and with no penalty.

9. Borrower agrees to pay the actual expenditures reasonably incurred by Holder in any attempt to collect any amounts due pursuant to this Note.

10. Borrower agrees that if any legal action is necessary to enforce or collect this Note, the Holder shall be entitled to reasonable attorneys' fees in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the undersigned Corporation has caused this note to be executed by an officer duly authorized to do so.

BORROWER

ALANEX CORPORATION

By /s/ Marvin R. Brown, M.D.
   ----------------------------
   Marvin R. Brown, M.D.
   President & Chief Executive Officer
   -----------------------------------
   (typed name and title)


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